U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: November 27, 2007


                      NATURALLY ADVANCED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


 British Columbia, Canada                0-50367                  98-359306
(State or other jurisdiction      (Commission file no.)       (IRS employer of
Incorporation)                                                  Identification)


                              1307 Venables Street
                  Vancouver, British Columbia, Canada, V5L 2G1
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the  Exchange Act  (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

RENEWAL OF CEO EXECUTIVE SERVICES AGREEMENT

On approximately November 27, 2007, the Compensation Committee of the Board of Directors of Naturally Advanced Technologies, Inc., a corporation organized under the laws of the Province of British Columbia (the "Company"), pursuant to unanimous written consent, authorized the renewal of the CEO Executive Services Agreement with Meriwether Accelerators, LLC, the private limited liability company ("Meriwether Accelerators"), through which the Company engages Kenneth Barker as the Company's Chief Executive Officer (the "CEO Executive Services Agreement"). The Board of Directors previously authorized execution of the CEO Executive Services Agreement during fiscal year 2006.

Pursuant to the CEO Executive Services Agreement, Mr. Barker was engaged for an additional one-year term to serve as the Company's Chief Executive Officer. In accordance with the terms and provisions of the CEO Executive Services
Agreement: (i) the Company agrees to retain Mr. Barker as the Chief Executive Officer of the Company and to further engage Meriwether Accelerators as a consultant to the Company; (ii) the Company agrees to pay to Meriwether Accelerators a gross monthly fee of $12,500, with the acknowledgement that an additional fee of $2,500 per month has been paid and continues to be payable by the Company; and (iii) the Company granted to Meriwether Accelerators an aggregate 1,000,000 stock options, which shall vest accordingly.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

10.1 CEO Executive Services Agreement between Naturally Advanced Technologies, Inc. and Meriwether Accelerators, LLC dated November 27, 2007, effective as of August 24, 2007.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       NATURALLY ADVANCED TECHNOLOGIES, INC.



 Date:  December 18, 2007              By:  /s/ JASON FINNIS
                                            _______________________
                                            President